CLS HOLDINGS USA, INC.

CLS Holdings USA INC.
Quarterly Call

April 2022

Cautionary Statement

Our earnings presentation and prepared remarks include references to non-GAAP measures such as EBIT. We use these non-GAAP measures to provide greater transparency and a more meaningful efficient comparison to prior years' results. Our non-GAAP and reconciliations from the GAAP measures to the non-GAAP measures are available in our earnings release. Statements in this conference call that are not historical facts are forward-looking statements.

Words such as anticipate, estimate, expect, predict, project and other similar words or phrases such as "goals" are intended to identify forward-looking statements. Examples of forward looking statements include, but are not limited to, our estimates of future market position, market share, revenue, numbers of units sold, gross margin, profitability, number of transactions at our dispensary and average order size, the timing of the first harvest for our tribal venture and the commencement of manufacturing operations for our pre-roll joint venture, the number of products expected to be produced each month and how long it will take the pre-roll joint venture to achieve expected monthly sales, the acceptance of our joint venture products by customers, whether other companies will enter into license agreements to have our pre-roll joint venture produce pre-rolls for them, and whether our New Mexico venture and other licensing opportunities will lead to expansion In other states.

OASIS CLS HOLDINGS USA, INC. CITYTREES

Cautionary Statement (cont.)

Examples of risks that could impact our forward-looking statements include, but are not limited to, the impact of the COVID-19 virus on our business, the results of our initiatives to retain our employees and strengthen our relationships with our customers and community during the pandemic, the effect of our initiatives to expand market share and achieve growth during and following the pandemic, the risk of unanticipated future events, and the effectiveness of our business practices during the pandemic.

Forward-looking statements made during this conference call speak only as of today's date and CLS Holdings' specifically disclaims any obligation to update or revise any forward-looking statements to reflect new information, future events or circumstances, or otherwise. The matters discussed on this call and in our presentation that are forward-looking statements are based on current management expectations involving risks and uncertainties that may result in these expectations not being realized. Actual events, outcomes and results may differ materially from what is expressed or forecasted, and from goals that we desire to achieve, due to numerous risks and uncertainties, including but not limited to, the risks and uncertainties described in this conference call, our presentation filed with the SEC yesterday and other filings made by the Company with the SEC from time to time.

Revenue & Gross Margin:

	For the Three Months Ended 28-Feb-22			For the Three Months Ended 28-Feb-21		
	City Trees	Oasis	Total	City Trees	Oasis	Total
Revenue	2,255,037	3,333,229	5,588,266	1,159,943	3,384,138	4,544,082
YOY Inc/(Dec) %	94.40%	-1.50%	23.00%			
Total Transactions		66,016			62,754	
YOY Inc/(Dec) %		5.20%				
Avg. Order Total		$50.20			$53.90	
YOY Inc/(Dec) %		-6.90%				
Gross Margin	56.00%	48.70%	51.70%	39.50%	47.20%	45.20%
YOY Inc/(Dec) %	16.50%	1.50%	6.50%			

Consolidated Statements of Operations:

	For the Nine Months Ended **28-Feb-22**	For the Nine Months Ended **28-Feb-21**
Revenue	$16,502,978	$13,232,840
YOY Revenue Inc/(Dec) %	24.70%	
Gross margin	51.60%	51.00%
EBIT	1,299,345	-3,470,018
Provision for income tax	-793,322	
Net income (loss)	-910,141	-5,707,184

CAGR Jan 2019 - Dec 2021	34.97%



Supply Chain & Purchasing

Accomplishments:

- 4x packaging throughput through material updates. Material updates also proved a 90% cost savings on production
- In 2021 we landed $506,513.06 in savings through cost control such as the packaging changes mentioned above
- Solidification of air freight trade agreements have mitigated product gap issues due to Supply Chain struggles that were experienced 2020-2021

Future Goals:

- 20% cost reduction on vapable hardware increasing product margin
- Turnkey Inventory Backstock to enable 48-hour turnaround times on all orders (3rd-party and vertical)
- Decrease our Hydrocarbon Live Resin extract production time. Highest demand is on Live Resin cartridges. Our goal is to reduce production time by 50% through ExtractionTek Solutions upgrades and process efficiencies

OASIS CLS HOLDINGS USA, INC. CITYTREES



CITYTREES

Accomplishments & Goals

City Trees Accomplishments:

- THCa production increase through mechanical separation techniques
- Improved Ethanol filtration via in-depth conversations with our vendor partner(s) resulting in consistent 90%+ THC Distillate
- 3x More Certified Staff for Hydrocarbon Extraction via 3rd Party Manufacturer On-Site Training
- Hiring of our Head of Cultivation for our Outdoor/HH
- Release of Chocolate Agave Espresso 750mg in NM Market
- Grew brandshare from 4.4% in Q4 2021 to 6.3% brandshare Q1 2022
- Ranked 2nd out of 70 brands in the category of vape/dabbable format in sales and units sold*

*According to BDSA analytics

City Trees Accomplishments (cont):

- Research & New Product Development Department created. Set to launch 1 to 3 jointly approved innovative products every 90 days
- Hoop House install completion up north and plants "in the ground" and on-site
- SAUCED Vape Line to be released
- GKUA
- NM SKU Expansion
- Released Naked City 1g Pre-rolls in February and sold out first production run

City Trees Goals:

- With ramp up and penetration rate, current projection and goal is to sell 180k units in the next 90 days to represent a 1132% increase in units sold quarter-to-quarter
- Increased market share in 2022
- Pre-roll automation scheduled for June 1 anticipate selling 150,000 units a month
- Buildout of Inventory team
- Launch of 1g Live Resin Disposable by 7/10/2022

OASIS CLS HOLDINGS USA, INC. CITYTREES


OASIS
Accomplishments
&
Goals

Oasis Accomplishments:

- 3% monthly increase from Feb. 2021 to Feb. 2022
- Helping our partners move their quality products by offering our best pricing ever ($30 1/4's, $29 LR grams, 2 1g PRs for $9, 2 for $20 Puf carts, etc.) while reducing COGs and maintaining a healthy margin
- 850 customers served daily with a $51 average cart total in March

Oasis Goals:

- Increase our market share and serve +1,000 customers daily. We want Oasis to become a household name and a Las Vegas icon
- Planning for biggest one day ever on 4/20.
- To outperform 2021
- Meet customer needs
- Large selection of product from multiple vendors
- Aggressive pricing
- Local, local, local!

Opportunities



Opportunities:

Pre Roll Automation

- 150k units/month starting CYQ3 2022

Tribal Grow

- 25,000 lbs
- First harvest Q3 and second Q4

New Mexico

- Adult use starts 4/1
- Tinctures have sold out each production run
- Already in 20 dispensaries and growing
- Adding our full product into the market this year

Asset Lite Model:

- Joint Ventures
- Wholesale
- Distribution
- Expand brand in other markets



CLS HOLDINGS USA, INC.

OASIS

CITYTREES

1810 E. Sahara Ave.
Suite 613
Las Vegas, NV 89104

(888) 438-9132

info@clsholdingsinc.com



EBIT Reconciliation to Net Income (Loss)

	For the Nine Months Ended **28-Feb-22**	For the Nine Months Ended **28-Feb-21**
Net income (loss)	-910,141	-5,707,184
Add: Provision for income tax	793,322	
Add: Interest expense, net	1,416,164	2,237,166
EBIT	1,299,345	-3,470,018